Exhibit 23






                CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710 and 33-58712) of
our report dated March 6, 1995, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.





                                        Coopers & Lybrand L.L.P.





Indianapolis, Indiana
March 6, 1995